SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

April 11, 2007
Date of Report (Date of earliest event reported)

PAYLESS SHOESOURCE, INC.
(Exact Name of Registrant as Specified in its Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

1-14770	43-1813160
(Commission File Number)	(IRS Employer Identification No.)

3231 Southeast Sixth Avenue
Topeka, Kansas	66607-2207
(Address of Principal Executive Office)	(Zip Code)

(785) 233-5171
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

          On April 11, 2007, Payless ShoeSource, Inc. (the “Company”) appointed William E. May, 58, as Executive Vice President and Chief Operating Officer, effective April 23, 2007.

          From 2004 to 2007, Mr. May served as Executive Vice President and Chief Operating Officer for Tween Brands.  From 2002 to 2003, he was Senior Vice President, Operations, for $12 billion Fleming Companies, Inc., and President and Chief Executive Officer for Fleming’s Wholesale Grocery Division.  From 1999 to 2002, Mr. May served as Vice President, Gap global distribution.

          There are no arrangements or understanding between Mr. May or any other person(s) pursuant to which he was selected as an officer, and the Company has not entered into, nor has any currently proposed plans to enter into, any transactions in which Mr. May has or will have a direct or indirect material interest. In addition, there are no family relationships between Mr. May and any other director or executive officer of the Company.

           The Company and Mr. May entered into an employment agreement effective April 23, 2007 (the “Employment Agreement”) providing that Mr. May will be employed in the position of Executive Vice President and Chief Operating Officer of the Company.

          Under the Employment Agreement, Mr. May will receive an initial annual base salary of $600,000.  Mr. May will be eligible to participate in the annual and long-term cash incentive bonus programs and arrangements established for the executives of the Company and the Company’s benefit plans and arrangements.  Mr. May will also be eligible for future grants of restricted stock, stock-settled appreciation rights, and stock options as may be made under the terms of the Payless ShoeSource, Inc. Stock Incentive Plan.

          The term of the Employment Agreement is initially scheduled to end on May 31, 2009. However, beginning on May 31, 2009 and on each following anniversary date, the employment term will automatically extend for an additional one year period unless either Mr. May or the Company gives at least 30 days’ prior notice of non-extension.

          If during the Employment Agreement term Mr. May’s employment is terminated by the Company without “cause” (as defined in the Employment Agreement), he will be entitled to (i) a severance payment equal to two times his then-current base salary payable in a lump sum on the next regular pay period following termination of employment (provided that Mr. May is not in violation with the non-compete, non-solicitation, confidentiality and work product provisions of the Employment Agreement), (ii) the amount of any annual award payable to him under the Payless ShoeSource, Inc. Incentive Compensation Plan (“ICP”) for the fiscal year in which his employment is terminated, prorated by the number of days he is actively employed in that fiscal year divided by 365, and payable at the time and pursuant to the terms of the ICP, (iii) the long-term portion of his cash incentive bonus that would be payable under the ICP for the 2005-07, 2006-08, and 2007-09 performance periods, prorated based on the number of months actively employed during each respective performance period, and (iv) a special payment which is the equivalent, before taxes, to the portion paid by the Company towards 24 months of COBRA.  The payments described in items (ii) and (iii) above shall be paid no later than the time period established under Section 409A of the Internal Revenue Code and the regulations thereunder to be exempt from Section 409A of the Internal Revenue Code under the “short-term deferral” exception.

          Mr. May is subject to non-competition and non-solicitation covenants during the term of the Employment Agreement and for a period of one year following termination of employment.  Mr. May has also agreed to not use or disclose any Company confidential information and to assign all rights to any work products created by him.

           In conjunction with his Employment Agreement, Mr. May has entered into a change of control agreement with the Company effective April 23, 2007 (the “Change of Control Agreement”).

           The Change of Control Agreement provides that Mr. May is entitled to benefits if he is terminated for other than cause, death, or disability or if he terminates for “Good Reason” (as defined in the agreement) (i) within three years of a “Change of Control” (as defined in the agreement) occurring; or (ii) within twelve months of a “Potential Change of Control” (as defined in the agreement). A termination by Mr. May within 30 days after the first anniversary of a Change of Control will be deemed a termination for Good Reason. Under the agreement, a Change of Control would include any of the following events: (i) any “person,” as defined in the Exchange Act, acquires 20% or more of the Company’s common stock or voting securities; (ii) a majority of the Company’s Directors are replaced and not approved by the “Incumbent Board” (as defined in the agreement); (iii) consummation of certain mergers or a sale of all or substantially all of the Company’s assets; or (iv) stockholders approve a liquidation of the Company. Upon a covered termination of employment, the agreements provide a lump sum payment equal to the aggregate of (i) three times the sum of (x) base salary at termination or, if greater, base salary immediately prior to the change of control plus (y) highest bonus in previous three years or the bonus paid in the most recently completed fiscal year following a Change of Control and (ii) a cash payment for cancellation of stock options or stock appreciation rights.

          The Change of Control Agreement provides that Mr. May shall receive (i) three years of continued participation (or such longer period as is provided in such plan) in the Company’s welfare benefit plans plus any benefit he would receive with an additional five years of age and service under the Company’s post retirement programs; (ii) unreduced benefits under the Company’s Supplementary Retirement Plan if he is between 50 and 55 and is terminated within five years of a Change of Control other than for Cause (as defined in the agreement) or he terminates his employment for Good Reason; and (iii) outplacement benefits. The agreements also provide a “tax gross-up” payment if such payment would result in Mr. May receiving at least 110 percent of the safe harbor amount and, in the event that any payment does not meet the 110 percent threshold, the payments are reduced so that no excise tax is imposed.

          In addition, in the event of a Change of Control, (i) amounts deferred under the Company’s deferred compensation plan will be distributed in a lump sum cash payment subject to certain distribution time limits under Section 409A of the Internal Revenue Code; (ii) all options and stock appreciation rights outstanding on that date will become immediately and fully exercisable; (iii) all restrictions on any restricted or phantom stock units will lapse and such shares and units will become fully vested; and (iv) any performance units will be earned and become fully payable.

           In conjunction with the Employment Agreement, Mr. May has entered into an indemnification agreement with the Company effective April 23, 2007 (the “Indemnification Agreement”) providing that the Company will indemnify and advance expenses to Mr. May in the case of certain claims made against him by virtue of his position with the Company.

          A copy of the Company’s press release announcing the appointment of Mr. May to the position of Executive Vice President and Chief Operating Officer is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Exhibit

99.1	Press Release, dated April 11, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAYLESS SHOESOURCE, INC.

Date: April 12, 2007	By:	/s/ Ullrich E. Porzig

Ullrich E. Porzig
Senior Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Exhibit

99.1	Press Release, dated April 11, 2007